                                                                         Ex 10.9

                          eSYLVAN SERVICES AGREEMENT


     Services Agreement (the "Agreement') is entered into as of June 30, 2000 (the "Effective Date") by and between Sylvan Learning System, Inc., a Maryland corporation ("Sylvan"), and eSYLVAN, INC., a Maryland corporation (the "Company").

     Whereas, Sylvan has created the Company as a wholly owned subsidiary;

     Whereas, in order to ensure a continued orderly operation of the Company the parties intend certain services to be rendered by Sylvan after the transformation from division to wholly owned subsidiary; and

     Now, Therefore, in consideration of the premises and the mutual covenants herein contained, the parties agree as follows:


     Section 1.  Effective Date; Term, Termination.

            (a) Subject to Section 14 below and unless earlier terminated pursuant to Section 1(b), the term of this Agreement with respect to each of the Services (as defined in Section 2(a) hereof) shall be for one year periods beginning at the Effective Date.

            (b) The Company may terminate this Agreement in whole or with respect to one or more categories of Services, at any time after thirty days from the date of this Agreement, effective upon ninety days advance written notice to Sylvan. Sylvan shall prepare an invoice of these costs which shall be delivered to Company and paid by Company in accordance with the procedures outlined in Section 3.

            (c) Either party shall have the right to terminate this Agreement at any time without further notice and pursue any remedies available to it at law or in equity if (i) the other party is adjudicated bankrupt, (ii) any action is taken by the other party or by others against such party under any insolvency, bankruptcy or reorganization act, which is not fully dismissed within 30 days after the institution thereof, (iii) the other party makes an assignment for the benefit of creditors or (iv) a receiver is appointed for the other party. If any of the events mentioned in items (i) through (iv) above is experienced by Sylvan, any software source code for Sylvan's systems used to provide the Services hereunder will be held in escrow for the benefit of the Company to the extent permissible under any software licensing agreements under which Sylvan obtained any such software.

            (d) This Agreement may be terminated by either party (the "Non-Defaulting Party") upon material default by the other party (the "Defaulting Party") of any terms and conditions of this Agreement. The Non-Defaulting Party shall give the Defaulting Party written notice of such failure, stating the nature thereof and a reasonable time (which shall be not less than thirty days in the case of a non-monetary default, any monetary default shall be governed by the provisions of Section 3(b) of this Agreement) to remedy such failure. If the Defaulting Party does not correct the failure within the specified time, the Non-Defaulting Party may terminate this Agreement immediately.

            (e) Upon termination of this Agreement, Sylvan shall provide complete copies of the following as each relates to the Services provided hereunder to the extent created by Sylvan or its affiliates and exists at the termination of this Agreement: PeopleSoft environment and associated interfaces including, but not limited to, all of the PeopleSoft documentation, table structures, tree structures, configuration settings, logical and physical data base designs, Excel and FoxPro interfaces, current and historical data, server configurations, operating system setups and configuration data, business rules and policy documents.

     Section 2.  Services.

            (a) Seller will provide each of the catagories of services set forth in Exhibit A hereto (each a "Service," collectively, the "Services"). Both Parties hereto agree that the Services provided under this Agreement shall be only those services set forth in Exhibit A, subject to any assumptions listed thereon. The Company shall make available to Sylvan on a timely basis all data, information and other materials within the Company's control which are reasonably necessary for Sylvan to perform each of the Services. The parties hereto agree that Sylvan shall have no liability for any failure to perform, or for the late performance of, any Sylvan provided Services to the extent such Services require data, information or other materials possessed, prepared or generated by the Company to the extent that the Company shall have failed to provide the same or to cause the same to be provided to Sylvan in accordance with the Sylvan's reasonable written or oral (if promptly confirmed in writing) requests. Sylvan shall not be required to perform any services under this Agreement outside the United States, except to the extent consistent with prior practice of Sylvan.

            (b) The parties hereby agree that Sylvan shall perform its obligations under this Section 2 in accordance with work schedules that are consistent with the practices of Sylvan as carried out during the period prior to the Effective Date; provided, however, that different schedules may be established for certain Services by mutual written agreement of the parties. Sylvan shall perform its obligations hereunder (i) in a workmanlike fashion and in accordance with industry standards, and (ii) with at least the same level of performance, completeness, care and attention used by Sylvan in performing similar tasks and in performing such Services for its business units prior to the Effective Date.

            (c) Sylvan shall provide sufficient management, administrative, technical, and clerical personnel (the "Services Personnel") to enable Sylvan to provide the Services in an efficient and professional manner consistent with prior practice by Sylvan. Sylvan will have full and complete authority to engage, dismiss, reprimand, or otherwise manage all Services Personnel. The Company expressly understands and agrees that such actions by Sylvan with respect to the Services Personnel shall be in accordance with the Sylvan's human resources policies in effect from time to time. The Company shall have no authority pursuant to this Agreement with respect to any aspect of Sylvan's business or administrative policies.

            (d) If the Company shall reasonably determine that the Services Personnel providing the Services hereunder are ineffective, upon reasonable written request Sylvan shall, as promptly as is practical, provide substitute Services Personnel or take appropriate steps to ensure that the Services Personnel performing the Services effectively perform said services. Nothing in this Section 2(d) shall require Sylvan to hire additional employees or consultants to serve as Services Personnel.

            (e) If the Company terminates the use of any Service under this Agreement, Sylvan shall determine in its sole discretion whether or not to terminate any of the Services Personnel affected by such termination. If Sylvan determines to terminate any of the Services Personnel, Sylvan shall notify the Company regarding said proposed personnel termination at least five days prior to the proposed termination and shall consult with the Company regarding whether or not the Company should consider hiring any of the terminated Services Personnel. The Company shall in no way be required to hire any Services Personnel who are terminated by Sylvan.

     Section 3.  Fees and Payments.

            (a) The fees and expenses to be paid by the Company in respect of the Services provided under this Agreement shall be fair and reasonable for the services provided based on the Company's utilization of such Services and shall be reviewed quarterly and attached as Exhibit B. Invoices shall be prepared by Sylvan and delivered to the Company on a quarterly basis. The Company shall pay to Sylvan the amount set forth on such invoices within 30 days of receipt thereof, such payment to be delivered to the following address:

                         Sylvan Learning Systems, Inc.
                         1000 Lancaster Street
                         Baltimore, MD  21202
                         Attention:  B. Lee McGee
                         Facsimile:  (410) 843-8060

            (b) Fees and payments not paid or not reasonably disputed by the Company to Sylvan within thirty days of Sylvan's sending of an invoice therefor shall accrue simple interest at the prime rate as quoted in the Wall Street Journal plus one percent per annum or, if lower, the maximum rate permitted by law. In the event the Sylvan gives notice to the Company of non-payment of fees and the Company does not cure such non-payment within ten business days of the date of such notice, Sylvan shall have no further obligation to provide to the Company the Services and Sylvan may seek any other remedies available to it, whether legal, contractual, equitable or otherwise.

     Section 4. Independent Contractors. Each of the Company and Sylvan is and shall remain at all times an independent contractor of the other, and neither the Company nor Sylvan is a partner, joint venture, employee, agent or representative of the other. Persons rendering Services pursuant to this Agreement shall not be deemed employees of the party to which such services are rendered, and shall not be entitled to and are not qualified under any employee benefit plans, including but not limited to pension, health and insurance plans, provided by such party for its employees. Neither party nor its employees is authorized and neither party nor its employees, agents or representatives shall at any time attempt to act on behalf of the other party to bind the other party in any manner whatsoever to any obligations. Neither party nor its employees, agents or representatives shall engage in any acts which may lead any person to believe that such party is a partner, joint venture, employee, agent or representative of the other party, its parent corporation, subsidiaries or affiliates. Each of the Company and Sylvan agrees to give prompt written notice to the other party upon learning of any confusion by any third party as to the relationship of the Company and Sylvan.

     Section 5.  Indemnification

            (a) Indemnification of Sylvan. The Company hereby agrees to indemnify, defend, and hold harmless Sylvan and its stockholders, officers, directors, employees, agents, subsidiaries, successors, and assigns (collectively, the "Sylvan Indemnitees"), from and against all demands, claims, actions, or causes of action, assessments, losses, damages, liabilities, costs and expenses (including, without limitation, interest, penalties, and reasonable attorneys' fees), of any nature, whether absolute, contingent or otherwise, asserted against or imposed upon or incurred by the Sylvan Indemnitees relating to the Services, excepting that the Company shall not be required to indemnify Sylvan Indemnitees for any act of willful misconduct or gross negligence by any of the Sylvan Indemnitees.

            (b) Indemnification of the Company. Sylvan hereby agrees to indemnify, defend, and hold harmless the Company and its stockholders, officers, directors, employees, agents, subsidiaries, successors, and assigns, (collectively, the "Company Indemnitees") from and against all demands, claims, actions, or causes of action, assessments, losses, damages, liabilities, costs and expenses (including, without limitation, interest, penalties, and reasonable attorneys' fees), of any nature, whether absolute, contingent or otherwise, asserted against or imposed upon or incurred by the Company Indemnitees relating to Sylvan's provision of any of the Services hereunder but only to the extent caused any acts of willful misconduct or gross negligence committed by Sylvan.

     Section 6. Notice of Possible Liability. Each party hereto shall promptly furnish to the other party the details of any event(s) which may give rise to a claim arising out of any of the Services, and shall cooperate fully with and furnish additional details, if any, to the other party concerning any claim filed against a party, promptly upon receiving notice thereof.

     Section 7. Assignment; Binding Effect. This Agreement, and the rights and obligations hereunder of the parties hereto, shall not be assigned or delegated (by operation of law or otherwise) in whole or in part by either party hereto without the prior written consent of the other party hereto, provided that no consent shall be required in connection with the assignment of the Agreement to a third party as a result of the acquisition of either party hereto or substantially all of its business by such third party by merger, consolidation, sale of assets or otherwise. Any attempted assignment in violation of this
Section 7 shall be void. Subject to the foregoing restrictions, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     Section 8. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

     Section 9. Dispute Resolution. In the event any disagreement should arise between the parties, whether as to the interpretation or operation of this Agreement, or any rights or obligations hereunder, such disagreement shall be finally settled in Maryland under the commercial arbitration rules of the American Arbitration Association. This Section 9 shall not limit the right of either party to seek a temporary restraining order or other injunctive relief from a court of law. Sylvan shall continue to provide Services during any period of dispute resolution that occurs within the Term of this Agreement.

     Section 10. Limitation on Damages. The parties' liability under this Agreement or in tort (including, without limitation, negligence), or strict liability regarding any claim by the other related in any way to the performance or non-performance of this Agreement is limited to the amount of the purchase price of the goods or services involved, and each hereby releases and waives any claim against the other in excess of such amount. Neither party will be liable for, and each party hereby waives and releases any claims against the other party for, any special, incidental, or consequential damages, including, without limitation, lost revenues, lost profit, or loss of prospective advantage, resulting from performance or failure to perform under this Agreement.

     Section 11. Force Majeure. Sylvan shall not be liable for any interruption of the provision of Services, delay or failure to perform under this Agreement when such interruption, delay or failure results from causes beyond its reasonable control or from any act or failure to act of Company, or as a result of strikes, lock-outs or other labor difficulties; acts of government, riot, insurrection or other hostilities; embargo, fuel or energy shortage, fire, flood, acts of God, wrecks or transportation delays; or inability to obtain necessary labor, materials or utilities from usual sources. In such event, Sylvan's obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof. Upon the cessation of the force majeure event, Sylvan will use reasonable efforts to resume its performance with the least possible delay.

     Section 12. Available Remedies. The parties hereto agree that the failure of either of them to perform any obligation which arises under this Agreement may not be fully or adequately compensated by the award and/or payment of monetary damages. Therefore, they agree that each of them shall be subject to any decree of specific performance, injunction, or any other applicable equitable or legal decree, order, writ, or remedy, the effect of which shall be to require performance by either or both of the parties in accordance with the provisions of this Agreement. In the event of a breach or threatened breach by either party of any of the covenants set forth in this Agreement, the other party shall be entitled to an injunction restraining the party breaching or threatening to breach such covenants, and any person acting in concert with such party, from breaching or attempting in any manner to violate any of the provisions of this Agreement. Nothing herein shall be construed as prohibiting either party from pursuing any other remedies available for such breach or threatened breach, including, without limitation, the recovery of damages, costs, and reasonable attorneys fees from the other.

     Section 13. Confidentiality. All information, documents, data and records belonging to or obtained from or through the other party, in connection with the performance of this Agreement shall be deemed Confidential Information of the party to which it belongs or from which it was obtained.

     Section 14. Notices. All notices which are required or may be given pursuant to the terms of this Agreement shall be deemed to have been duly given if such notice is given in accordance with the following:

            To Company:  34 Market Place, Baltimore, Maryland 21202

            To Sylvan:  1000 Lancaster Street, Baltimore, Maryland 21202

     Section 15. Amendments, Supplements, Etc. At any time, this Agreement or the Exhibits hereto may be amended or supplemented by such additional agreements, articles, exhibits or schedules as may be mutually determined by the parties hereto to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto, or to add to or modify the covenants, terms or conditions hereof or to effect or facilitate any governmental approval or acceptance of this Agreement or the consummation of any of the transactions contemplated hereby. Any such instrument must be in writing and signed by both of the parties hereto.

     Section 16. Waiver. Any waiver of any term of this Agreement must be in writing and signed by the party against whom enforcement of the waiver is sought. No waiver of any condition, or of the breach of any provision hereof, in any one or more instances, shall be deemed to be a further or continuing waiver of such condition or breach. Delay or failure to exercise any right or remedy shall not be deemed the waiver thereof.

     Section 17. Exhibits. The terms and conditions of the Exhibits to this Agreement are incorporated herein by reference and shall constitute part of this Agreement as if fully set forth herein.

     Section 18. Entire Agreement. This Agreement and any Exhibits attached hereto, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by either party which is not embodied in this Agreement, and neither party shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodied herein or therein.

     Section 19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland regardless of the laws that might otherwise govern under principles of conflicts of laws applicable hereto.

sections contained herein have been inserted for identification and reference purposes and shall not be used to determine the construction or interpretation of this Agreement.

     Section 21. Counterparts. This Agreement may be executed in counterpart copies, all of which when taken together shall be deemed to constitute one and the same original instruments.

     In Witness Whereof, the parties have executed and delivered this Services Agreement as of the day and year first above written.

Sylvan Learning Systems, Inc.



By: /s/ Robert W. Zentz
    ----------------------------

Name: Robert W. Zentz
      --------------------------

Title:   Vice President, General Counsel
      ----------------------------------

eSYLVAN, Inc.



By: /s/ David A. Graves
    -----------------------------

Name: David A. Graves
      ---------------------------

Title: President
       --------------------------

                                   Exhibit A

                                   SERVICES

Categories of Services:

MIS Support Services
Corporate Accounting Department Services
PeopleSoft Services
Human Resources/Payroll Services
Legal


MIS SUPPORT SERVICES

     The MIS Support Services are broken down into four areas, telecommunications, Information technology, software development and administration. The specific services that each of these groups perform are as follows:

Telecommunications Services:

-  Manage all voice and video telecommunication operations
-  Evaluate, design and recommend products and services
- Monitor Lucent PBX's and adjunct devices (voice mail, call accounting etc.) including all related trunking
-  Perform all adds/moves/changes
-  Provide all end user support via the helpdesk
-  Design and implement all call center vectoring, ACD management and call flows
-  Vendor/contract management
-  Process monthly invoices and provide analysis and report distribution

Information Technology:

- Provide infrastructure support for LAN, Novell file and print services, NT application server support
-  Design and maintain network
-  Monitor server performance and architecture planning
-  Define and monitor policies and procedures
-  Support Lotus Notes mail and database applications
   -  Provide external email support (i.e. Internet, ETS)
   -  Deploy and support messaging application
   -  Deploy and support database applications
-  Administer user account, security and remote access
-  Provide help desk technical support
   -  Configure and deploy hardware and software
   -  Perform nightly backup procedures
   -  Manage and report trouble tickets
   -  Provide desktop break/fix support

   -  Provide application support
   -  Perform adds/moves and changes
   -  Manage Service Level Agreements
-  Provide weekly end-user technology training
-  Manage hardware and software vendors
-  Set standards for supported applications
-  Administer automatic software distribution system

Software Development:

-  Support and administer payroll application
-  Develop and administer Intranet application

Administration:

-  Project manage implementation of software systems
-  Project manage implementation of IT networks

Assumption:

-  Very limited cube to cube or building to building moves
-  No new office space

Services that will be considered out of scope:

The following services will be handled on a project by project basis. The requirements for each project will need to be defined. A budget will need to be approved prior to start of any implementations.

-  Build-out of additional office space
-  Additional headcount

CORPORATE ACCOUNTING DEPARTMENT SERVICES

     The corporate accounting department services that will be provided relate to the areas of: corporate accounting; centralized billing; centralized purchasing; centralized payables; treasury department and fixed asset accounting. The primary services to be provided in each of these areas are summarized as follows:

Corporate Accounting:

-  Maintain standard chart of accounts and PeopleSoft tree maintenance
-  Provide guidance on accounting policies and procedures
-  Provide guidance on adoption of new accounting standards
-  Prepare  monthly general and administrative expense analysis
- Prepare allocations of service charges (i.e. benefits, [rent,] postage, copying, procurement card)
-  Prepare notes receivable reconciliation and journal entry
-  Record wire transfer activity
-  Prepare general ledger coding for legal and accounting invoices
-  Provide assistance in reconciling intercompany accounts

Centralized Billing:

To be determined at a later date if appropriate and priced based on specifications.

Centralized Purchasing:

-  Create and maintain vendor listing
-  Negotiate favorable prices on standard terms
-  Identify opportunities for volume discounts
-  Develop alternative supply options
-  Monitor the purchase card program
-  Monitor division's vendor satisfaction
-  Monitor compliance with approval controls

Centralized Payables:

-  Match invoice to purchase order and receipt
-  Ensure proper approval controls are functioning
- Identify opportunities for Electronic Data Interchange to facilitate the payment process
-  Process employee expense reports after divisional approval
-  Process vendor 1099s
-  Evaluate and resolve system issues
-  Perform monthly payables close process and communicate accruals

Treasury Management:

-  Monitor cash account activity

-  Communicate cash account activity in bank accounts

Fixed Asset Management:

-  Maintain the fixed asset database
-  Communicate guidance on depreciation and amortization policies
-  Monitor fixed asset physical inventory procedures
-  Prepare monthly fixed asset reports
- Prepare monthly depreciation/amortization reports and entries (actual and forecast)
-  Maintain lease asset tracking and reporting
-  Perform intangible asset tracking and reporting
- Maintain asset database for tracking of non-cap items such as computer licenses
-  Provide detail for sales and use tax purposes for fixed asset purchases

Tax Return Preparation:

PEOPLESOFT SERVICES

Functional Experts/ Business Analyst:

- Set-up and maintain control information, including chartfields, rules, trees, module defaults, business unit options and defaults, operator preferences
- Solve and educate end-user on issues related to processing, functionality, and inconsistent results
- Identify functionality that is incorrectly used, or not used and could lead to quantifiable processing efficiencies
- Work with developers to identify, implement and test solutions to system functionality problems
-  Facilitate reporting needs with users
-  Evaluate requested enhancements
-  Understand key business process in each area
-  Evaluate requested business process changes
-  Identify areas where "best practice" could be implemented
-  Evaluate system integration and conversions
- Coordinate conduct training for new users in core module functionality and reporting tools

Technical Developers:

- Manage change control process, including fixes, data clean-up and enhancements
-  Facilitate escalation of request through PeopleSoft's Technical Support
-  Manage evaluation of potential fixes supplied by PeopleSoft
- Analyze and resolve errors reported through MIS support, including fix symptom, identify source of problem and fix any related data clean-up
-  Technical evaluation of proposed enhancement or changes
-  Work with business analyst, functional experts and users
- Implement fixes that are found to be necessary to maintain control and data integrity of system
-  Work with functional experts to test proposed fixes

Database Administrator/System Administrator:

- Continuously monitor and control the efficiency of the Oracle Database and related servers
-  Maintain and control the back-up and recovery process
- Evaluate and Implement required fixes to the Oracle Database and Server Operating Systems
-  Maintain environments for production, testing, development and training
- Provide control for mechanism for any production fixes, clean-up, or enhancements

Workstation Support:

- Provide onsite desktop support for all eSylvan employees, including new user set-up and configuration and PC troubleshooting (error messages, lock-ups, printing)

Services that will be considered out of scope:

The following services are not included in the services provided:

-  All material enhancements to the PeopleSoft system

HUMAN RESOURCES/PAYROLL SERVICES

Payroll

-  Process semi-monthly employee payroll, including year-end W-2 forms
-  Process new hires into system
-  Process terminations
-  Administer wage garnishments
- Coordinate all state income, state unemployment, local and miscellaneous taxes
-  Administer all employee severance agreements

Human Resources Information Systems

- Fulfill human resources reporting requirements, including 25 reports per month
-  Perform quarterly and monthly bonus imports
-  Perform base, salary and benefit imports
-  Process vendor feeds

Compensation

- Manage and process salary administration programs, including annual merit review and monthly and ad-hoc promotion and adjustment activities

LEGAL SERVICES

     Provide all legal support for corporate governance, license and registrations, contracts, acquisitions, labor advise, dispute resolution and litigation.